UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

March 13, 2009

____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	505 8th Avenue S.W. Calgary, AB T2P 1G2 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 13, 2009, we determined that it was necessary to restate our financial results for the Fiscal Quarter ended September 30, 2007 and the year ended December 31, 2007. The purpose of the restatements is to correct an error in measurement and an error in the application of GAAP in the course of recording the following September, 2007 transactions of the Company:

Issue of common shares of the Company in consideration for the acquisition of properties.

On September 28, 2007, the Company issued to Thunder River Energy, Inc. (“Thunder”) 7,000,000 common shares of the Company as partial consideration for the acquisition of properties. The shares issued were recorded at a negotiated price per share of US$2.00 or $14,000,000. In the course of a review by the Commission of the Company’s Form 10-Q for the Fiscal Quarter Ended September 30, 2007 and Form 10-K for the Fiscal Year Ended December 31, 2007, the Commission questioned the measurement date and the $2.00 per share value at which the transaction was recorded. Following an exchange of correspondence and discussions between the Company and the Commission during 2008 and 2009 regarding this issue, the Company has determined that the acquisition should have been recorded at a value per share of $2.50 or $17,500,000, which represents the fair value of exactly comparable common shares issued at the same $2.50 price per share as a private placement financing for 2,756,000 common shares which closed on September 28, 2007, the same date that the Thunder transaction closed. Management of the Company believes the $2.50 price per share to be the fair value at the appropriate measurement date. The result of the restatement adjustment would be an increase of $3,500,000 in the recorded acquisition cost and related issuance of common shares.

Issue of flow-through common shares of the Company at a premium.

On September 28, 2007, October 3, 2007 and October 30, 2007, the Company issued on a Canadian flow-through share basis 2,251,670 common shares of the Company at US$3.00 per share or $6,755,010, which amount represented a premium of $.50 per share or $1,125,835 when compared to other non-flow through shares issued at the same time at $2.50 per share. At the time of the transactions, the issue of the flow through common shares was recorded as appropriate credits to par value of common shares and additional paid in capital. Following recent discussions with the Company’s tax consultant, the Company has determined that the $1,125,835 premium on flow-through common shares issued should have, in accordance with US GAAP, been recorded as a liability at the time the shares were issued rather than as additional paid in capital. The premium liability was discharged during the period October, 2007 to August, 2008 and recognized as reduction of deferred tax expense, when the portion of the flow-through eligible expenditures relating to the flow-through premium was incurred by the Company.

The Company has determined that its financial statements for the Fiscal Quarter ended September 30, 2007, the Fiscal Year ended December 31, 2007, and the Fiscal Quarters ended March 31, June 30 and September 30, 2008 should not be relied upon. The Company will file amended reports on Form 10-Q for the Fiscal Quarter ended September 30, 2007 and on Form 10-K for the Fiscal Year ended December 31, 2007 to restate the financial statements and notes to reflect the changes in accounting treatment described above, and it will reflect those changes in the statements and notes in the Form 10-K for the Fiscal Year ended December 31, 2008, which notes will discuss the quarterly 2008 financial changes based on the restatement of the prior financial statements. These reports will be filed after the filing of this Current Report on Form 8-K.

Company management has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Meyers Norris Penny LLP.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: March 17, 2009	By:	/s/ William S. Tighe William S. Tighe Chief Executive Officer & President